EXHIBIT 21

                         TELLABS, INC.  AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF FEBRUARY 20, 1996

                                                          State or Other
                                                          Jurisdiction of
Name                                                      Incorporation

Tellabs Operations, Inc.                                  Delaware
  Tellabs Export, Inc.                                    Delaware
  Telecommunications Laboratories, Inc.                   Illinois
  Tellabs International, Inc.                             Illinois
    Tellabs Singapore Private Liminted                    Singapore
    Tellabs Communications Canada Ltd.                    Ontario, Canada
    Tellabs (V.I.), Inc.                                  U.S. Virgin Islands
    Tellabs H.K. Ltd.                                     Hong Kong
    Tellabs NZ Limited                                    New Zealand
    Tellabs Korea, Inc.                                   Korea
    Tellabs PTY. Ltd.                                     Australia
    Tellabs Holdings Ltd.                                 Ireland
      Tellabs Ltd.                                        Ireland
      Tellabs (Ireland) Ltd.                              Ireland
      Tellabs Research Ltd.                               Ireland
      Tellabs U.K. Ltd.                                   United Kingdom
      Tellabs GmbH                                        Germany
      Tellabs Southern Europe, S.A.                       Spain

Tellabs Mexico, Inc.                                      Delaware
  Tellabs de Mexico, S.A. de C.V.                         Mexico

Martis Oy                                                 Finland
  Tellabs AB                                              Sweden
  Tellabs SAS                                             France